As filed with the Securities and Exchange Commission on December 11, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HONEYWELL INTERNATIONAL INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	22-2640650 (I.R.S. Employer Identification No.)

115 Tabor Road
Morris Plains, New Jersey 07950
(973) 455-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jeffrey N. Neuman, Esq.
Vice President, Corporate Secretary and
Deputy General Counsel
Honeywell International Inc.
115 Tabor Road
Morris Plains, New Jersey 07950
(973) 455-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413 (b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/Proposed maximum offering price/ Amount of registration fee

Debt Securities
Preferred Stock	(1)(2)
Common Stock, par value $1.00 per share

(1)

An indeterminate aggregate initial offering price of the securities being registered as may from time to time be sold at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the related registration fees. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the Registrant is also registering an indeterminable number of shares of common stock as may be issued from time to time as a result of stock splits and stock dividends.

(2)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, 20,186,402 shares of common stock were previously registered pursuant to a registration statement on Form S-3 (No. 333-186695), initially filed by Honeywell International Inc. on February 15, 2013, and were not sold thereunder. Those securities are being carried forward for application in connection with offerings under this registration statement in connection with sales of common stock by the Honeywell International Inc. Master Retirement Trust (19,712,106 shares) and in connection with sales of common stock under the registrant’s Dividend Reinvestment and Share Purchase Plan (474,296 shares). Pursuant to Rule 415(a)(c), no additional fee has been paid with respect to those securities.

EXPLANATORY NOTE

This registration statement contains:

•

A base prospectus to be used by Honeywell International Inc. (“Honeywell”) in connection with the sale, from time to time, of its debt securities or the sale or resale, from time to time, of Honeywell’s preferred stock and common stock by Honeywell or one or more selling security holders.

•

A base prospectus to be used in connection the resale of shares of common stock of Honeywell (i) contributed by Honeywell to the Honeywell International Inc. Master Retirement Trust (the “Selling Stockholder”), from time to time, in one or more private transactions, or (ii) purchased by the Selling Stockholder in the open market.

•

A base prospectus to be used in connection with sales of shares of common stock of Honeywell to be sold by Honeywell pursuant to the Honeywell International Inc. Dividend Reinvestment and Share Purchase Plan (the “Plan”). The shares of common stock (i) may be purchased from Honeywell by Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., the agent designated by Honeywell to administer the Plan (the “Agent”), (ii) may be purchased by the Agent in the open market in the limited circumstances described in the attached prospectus, in each case using the cash dividends and optional cash payments of the holders of common stock that elect to participate in the Plan (the “participants”), or (iii) may be delivered directly by Honeywell in connection with shares to be delivered under various employee benefit plans.

Honeywell International Inc.

Debt Securities
Preferred Stock
Common Stock

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

Investing in our securities involves certain risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

Prospectus dated December 11, 2015

We and any selling securityholders have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. You should carefully evaluate the information provided by us or any selling securityholder in light of the total mix of information available to you, recognizing that we can provide no assurance as to the reliability of any information other than that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Honeywell filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under this process, we may offer our debt securities, or we or one or more selling security holders to be identified in a supplement to this prospectus may offer our preferred stock or common stock in one or more offerings from time to time. Each time we or any such selling security holders offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities we or a selling security holder may offer. To understand the terms of our securities, you should carefully read this document with the applicable prospectus supplement. Together they give the specific terms of that offering. You should also read the documents we have referred you to in “Where You Can Find More Information About Honeywell” below for information on our company and our financial statements.

In this prospectus and any prospectus supplement, unless otherwise specified, the terms “Honeywell,” “we,” “us” or “our” mean Honeywell International Inc. and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

ii

HONEYWELL

Honeywell International Inc. is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, turbochargers, control, sensing and security technologies for buildings, homes and industry, specialty chemicals, electronic and advanced materials, process technology for refining and petrochemicals, and energy efficient products and solutions for homes, business and transportation. Honeywell was incorporated in Delaware in 1985, and its principal executive offices are located at 115 Tabor Road, Morris Plains, New Jersey 07950. Its main telephone number is (973) 455-2000.

RISK FACTORS

Investing in Honeywell’s securities involves risk. Before making an investment decision, you should carefully consider the risks disclosed in Honeywell’s most recent annual and quarterly reports filed with the SEC, as well as other information Honeywell includes or incorporates by reference in this prospectus or any prospectus supplement. These risks could materially affect Honeywell’s business, results of operations or financial condition and cause the value of Honeywell’s securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, any net proceeds Honeywell receives from the sale of securities described by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of outstanding debt, repurchase of our common stock, investments in or extensions of credit to our subsidiaries, or the financing of possible acquisitions or business expansion. Honeywell currently has no specific plans for any such proceeds. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

Honeywell will not receive any of the proceeds from the sale of our preferred stock or common stock by any selling security holder named in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities in one or more series under an indenture dated as of March 1, 2007 between us and Deutsche Bank Trust Company Americas, as trustee. In this section, the terms “we,” “our,” “us” and “Honeywell” refer solely to Honeywell International Inc. and not its subsidiaries.

We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. For further information, you should read the indenture. The indenture is an exhibit to the registration statement of which this prospectus forms a part. The following summary is qualified in its entirety by the provisions of the indenture.

We will describe the particular terms and conditions of any series of debt securities offered in a prospectus supplement. The prospectus supplement, which we will file with the SEC, may or may not modify the general terms found in this prospectus. For a complete description of any series of debt securities, you should read both this prospectus and the prospectus supplement relating to that series of debt securities.

General

The debt securities that we may offer under the indenture are not limited in aggregate principal amount. We may issue debt securities at one or more times in one or more series. Each series of debt securities may have different terms. The terms of any series of debt securities will be described in, or determined by action taken pursuant to, a resolution of our board of directors or a committee appointed by our board of directors or in a supplement to the indenture relating to that series.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

The debt securities will be unsecured obligations and will rank equally with all of our other unsecured senior indebtedness.

The prospectus supplement relating to any series of debt securities that we may offer will state the price or prices at which the debt securities will be offered and will contain the specific terms of that series. These terms may include the following:

•	the title of the series;

•	the purchase price, denomination and any limit upon the aggregate principal amount of the series;

•	the date or dates on which each of the principal of and premium, if any, on the securities of the series is payable and the method of determination thereof;

•

the rate or rates at which the securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the record date, if any;

•	the place or places where the principal of (and premium, if any) and interest, if any, on securities of the series shall be payable;

•	the place or places where the securities may be exchanged or transferred;

•

the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which, securities of the series may be redeemed, in whole or in part, at our option, if we are to have that option with respect to the applicable series;

•

our obligation, if any, to redeem or purchase securities of the series in whole or in part pursuant to any sinking fund or upon the happening of a specified event or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which securities of the series are issuable;

•

if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall or may be payable, or in which the securities of the series shall be denominated, and the particular provisions applicable thereto;

•

if the payments of principal of, or interest or premium, if any, on the securities of the series are to be made, at our or a holder’s election, in a currency or currencies (including currency unit or units) other than that in which such securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

•

if the amount of payments of principal of (and premium, if any) and interest, if any, on the securities of the series shall be determined with reference to an index, formula or other method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the securities of the series are denominated or designated to be payable), the index, formula or other method by which such amounts shall be determined;

•

if other than the principal amount thereof, the portion of the principal amount of securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default or the method by which such portion shall be determined;

•

any modifications of or additions to the events of default or our covenants with respect to securities of the series; whether the securities of the series will be subject to legal defeasance or covenant defeasance as provided in the indenture;

•	if other than the trustee, the identity of the registrar and any paying agent;

•

if the securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such global Securities, (ii) the form of any legend which shall be borne by such global Security, (iii) whether beneficial owners of interests in any securities of the series in global form may exchange such interests for certificated securities of such series and of like tenor of any authorized form and denomination and (iv) the circumstances under which any such exchange may occur; and

•	any other terms of the series.

Covenants

Except as described below or in the prospectus supplement with respect to any series of debt securities, we are not restricted by the indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, with certain exceptions, the indenture does not contain any covenants or other provisions that would limit our right to incur additional indebtedness. The indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of any of the debt securities upon a change in control or other events that may adversely affect the creditworthiness of the debt securities, such as for example, a highly leveraged transaction.

Unless otherwise indicated in the prospectus supplement, covenants contained in the indenture, which are summarized below, will be applicable to the series of debt securities to which the prospectus supplement relates so long as any of the debt securities of that series are outstanding.

Limitation on Mortgages. In the indenture, we covenant not to issue, assume or guarantee any indebtedness for borrowed money secured by liens on:

•	any property located in the United States which is in the opinion of our board of directors, a principal manufacturing property; or

•

any shares of capital stock or indebtedness of any subsidiary owning such property, without equally and ratably securing the debt securities, subject to exceptions specified in the indenture. These exceptions include:

•	existing liens on our property or liens on property of corporations at the time those corporations become our subsidiaries or are merged with us;

•	liens existing on property when acquired, or incurred to finance the purchase price of that property;

•	certain liens on property to secure the cost of development of, or improvements on, that property;

•	certain liens in favor of or required by contracts with governmental entities; and

•	indebtedness secured by liens otherwise prohibited by the covenant not exceeding 10% of the consolidated net tangible assets of Honeywell and our consolidated subsidiaries.

Limitation on Sale and Lease-Back. We also covenant not to enter into any sale and lease-back transaction covering any property located in the United States which is in the opinion of our board of directors, a principal manufacturing property, or unless:

•

we would be entitled under the provisions described under “—Limitation on Liens” to incur debt equal to the value of such sale and lease-back transaction, secured by liens on the property to be leased, without equally securing the outstanding debt securities; or

•

we, during the four months following the effective date of such sale and lease-back transaction, apply an amount equal to the value of such sale and lease-back transaction to the voluntary retirement of long-term indebtedness of Honeywell or our subsidiaries.

Consolidation, Merger and Sale of Assets. The indenture provides that we may not consolidate with or merge into any other person or sell our assets substantially as an entirety, unless:

•

the person formed by such consolidation or into which we are merged or the person which acquires our assets is a person organized in the United States of America and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities and the performance of every covenant of the indenture on our part;

•

immediately after giving effect to such transaction, no event of default, and no event which, after notice or lapse of time, or both, would become an event of default, shall have happened and be continuing; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that such consolidation or transfer and a supplemental indenture, if applicable, comply with the indenture and that all conditions precedent herein provided for relating to such transaction have been complied with.

Upon such consolidation, merger or sale, the successor corporation formed by such consolidation or into which we are merged or to which such sale is made will succeed to, and be substituted for, us under the indenture, and the predecessor corporation shall be released from all obligations and covenants under the indenture and the debt securities.

The indenture does not restrict, or require us to redeem or permit holders to cause redemption of debt securities in the event of:

•	a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or the successor or combined entity;

•	a change in control of us; or

•	a highly leveraged transaction involving us whether or not involving a change in control.

Accordingly, the holders of debt securities would not have protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders. The existing protective covenants applicable to the debt securities would continue to apply to us in the event of a leveraged buyout initiated or supported by us, our management, or any of our affiliates or their management, but may not prevent such a transaction from taking place.

Events of Default, Notice and Waiver

The indenture provides that if an event of default shall have occurred and be continuing with respect to any series of debt securities, then either the trustee or the holders of not less than 25% in outstanding principal amount of the debt securities of that series may declare to be due and payable immediately the outstanding principal amount of the debt securities of the affected series, together with interest, if any, accrued thereon; provided, however, that if the event of default is any of certain events of bankruptcy, insolvency or reorganization, all the debt securities, together with interest, if any, accrued thereon, will become immediately due and payable without further action or notice on the part of the trustee or the holders.

Under the indenture, an event of default with respect to the debt securities of any series is any one of the following events:

(1)	default for 30 days in payment when due of any interest due with respect to the debt securities of such series;

(2)	default in payment when due of principal of or of premium, if any, on the debt securities of such series;

(3)

default in the observance or performance of any other covenant or agreement contained in the indenture which default continues for a period of 90 days after we receive written notice specifying the default (and demanding that such default be remedied) from the trustee or the holders of at least 25% of the principal amount of securities of that series then outstanding (with a copy to the trustee if given by holders) (except in the case of a default with respect to certain consolidations, mergers, or sales of assets as set forth in Section 10.01 of the indenture, which will constitute an event of default with such notice requirement but without such passage of time requirement), provided, however, that the sole remedy of holders of the securities for an event of default relating to the failure to file any documents or reports that Honeywell is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act of 1939, as amended, which we refer to as the Trust Indenture Act, to provide such documents or reports, within 30 days after filing with the SEC, to the trustee pursuant to Section 14.04 of the indenture, will for the first 60 days after the occurrence of such an event of default, or such shorter period until such event of default has been cured or waived, consist exclusively of the right to receive additional interest on the securities at an annual rate equal to 0.25% of the outstanding principal amount of the securities, and that, on the 61st day after such event of default (if such event of default is not cured or waived prior to such 61st day), the securities will be subject to acceleration as provided in the indenture;

(4)	certain events of bankruptcy, insolvency and reorganization; and

(5)	any other event of default provided with respect to debt securities of that series.

The indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of debt securities of such series notice of such default known to it, unless cured or waived; provided that except in the case of default in the payment of principal, or interest or premium, if any, on any debt security of such series or in the payment of any sinking fund installment with respect to debt securities of such series, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or specified officers of the trustee in good faith determine that the withholding of such notice is in the interests of the holders of debt securities of such series. The term “default” for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an event of default.

The indenture contains a provision entitling the trustee, subject to the duty of the trustee during the continuance of an event of default to act with the required standard of care, to be indemnified by the holders before proceeding to exercise any right or power under the indenture at the request of such holders. The indenture provides that the holders of a majority in outstanding principal amount of the debt securities of any series may, subject to certain exceptions, on behalf of the holders of debt securities of such series direct the time, method and place of conducting proceedings for remedies available to the trustee, or exercising any trust or power conferred on the trustee.

The indenture includes a covenant that we will file annually with the trustee a certificate of no default, or specifying any default that exists.

In certain cases, the holders of a majority in outstanding principal amount of the debt securities of any series may on behalf of the holders of debt securities of such series rescind a declaration of acceleration or waive any past default or event of default with respect to the debt securities of that series except a default not theretofore cured in payment of the principal of, or interest or premium, if any, on any debt security of such series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each such debt security.

No holder of a debt security of any series will have any right to institute any proceeding with respect to the indenture or the debt securities of any series or for any remedy thereunder unless:

•	such holder shall have previously given to the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have also made such a written request;

•	such holder or holders have provided indemnity satisfactory to the trustee to institute such proceeding as trustee;

•	the trustee has not received from the holders of a majority in outstanding principal amount of the debt securities of such series a direction inconsistent with such request; and

•	the trustee has failed to institute such proceeding within 90 calendar days of such notice.

However, such limitations do not apply to a suit instituted by a holder of debt securities for enforcement of payment of the principal of, or premium or interest, if any, on such debt securities on or after the respective due dates expressed in such debt securities after any applicable grace periods have expired.

Modification and Waiver

The trustee and we may amend or supplement the indenture or the debt securities of any series without the consent of any holder, in order to:

•	cure any ambiguity, defect or inconsistency;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	provide for the assumption of our obligations to the holders in the case of a merger or consolidation of us as permitted by the indenture;

•

evidence and provide for the acceptance of appointment by a successor trustee and to add to or change any of the provisions of the indenture as are necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities and that does not adversely affect any such holder; or

•	comply with SEC requirements in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

In addition, except as described below, modifications and amendments of the indenture or the debt securities of any series may be made by the trustee and us with the consent of the holders of a majority in outstanding principal amount of the debt securities affected by such modification or amendment. However, no such modification or amendment may, without the consent of each holder affected thereby:

•	change the stated maturity of, or time for payment of interest on, any debt security;

•	reduce the principal amount of, or the rate of interest or the premium, payable upon the redemption of, if any, on any debt security;

•	change the place or currency of payment of principal of, or interest or premium, if any, on any debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to such debt securities on or after the stated maturity or prepayment date thereof; or

•	reduce the percentage in principal amount of debt securities of any series where holders must consent to an amendment, supplement or waiver.

Defeasance

The indenture provides that we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of the debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of and interest, if any, on such debt securities), upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government securities, which through the payment of interest and principal thereof in accordance with their terms provides money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, in respect of the debt securities of such series on the stated maturity date of such principal and any installment of principal, or interest or premium, if any. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel reasonably satisfactory to the trustee to the effect that, based upon applicable U.S. federal income tax law or a ruling published by the United States Internal Revenue Service, such a defeasance and discharge will not be deemed, or result in, a taxable event with respect to the holders. For the avoidance of doubt, such an opinion would require a change in current U.S. tax law.

We may also omit to comply with the restrictive covenants, if any, of any particular series of debt securities, other than our covenant to pay the amounts due and owing with respect to such series of debt securities. Thereafter, any such omission shall not be an event of default with respect to the debt securities of such series, upon the deposit with the trustee, in trust, of money and/or U.S. government securities which through the payment of interest and principal in respect thereof in accordance with their terms provides money in an amount sufficient to pay any installment of principal of (and premium, if any) and interest, if any, in respect of debt securities of such series on the stated maturity date of such principal or installment of principal, or interest or premium, if any. Our obligations under the indenture and the debt securities of such series other than with respect to such covenants shall remain in full force and effect. Also, the establishment of such a trust will be conditioned on the delivery by us to the trustee of an opinion of counsel to the effect that such a defeasance and discharge will not be deemed, or result in a taxable event with respect to the holders.

In the event we exercise our option to omit compliance with certain covenants as described in the preceding paragraph and the debt securities of such series are declared due and payable because of the occurrence of any event of default, then the amount of monies and U.S. government securities on deposit with the trustee will be sufficient to pay amounts due on the debt securities of such series at the time of the acceleration resulting from such event of default. We shall in any event remain liable for such payments as provided in the debt securities of such series.

Satisfaction and Discharge

At our option, we may satisfy and discharge the indenture with respect to the debt securities of any series (except for specified obligations of the trustee and ours, including, among others, the obligations to apply money held in trust) when:

•

either (a) all debt securities of such series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation or (b) all debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, will become due and payable at their stated maturity within one year, or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee, and we have deposited or caused to be deposited with the trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on debt securities of such series;

•	we have paid or caused to be paid all other sums payable under the indenture with respect to the debt securities of such series by us; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel, each to the effect that all conditions precedent relating to the satisfaction and discharge of the indenture as to such series have been satisfied.

Regarding the Trustee

The indenture contains certain limitations on the right of the trustee, should it become a creditor of ours within three months of, or subsequent to, a default by us to make payment in full of principal of or interest on any series of debt securities issued pursuant to the indenture when and as the same becomes due and payable, to obtain payment of claims, or to realize for its own account on property received in respect of any such claim as security or otherwise, unless and until such default is cured. However, the trustee’s rights as a creditor of ours will not be limited if the creditor relationship arises from, among other things:

•	the ownership or acquisition of securities issued under any indenture or having a maturity of one year or more at the time of acquisition by the trustee;

•	certain advances authorized by a receivership or bankruptcy court of competent jurisdiction or by the indenture;

•	disbursements made in the ordinary course of business in its capacity as indenture trustee, transfer agent, registrar, custodian or paying agent or in any other similar capacity;

•	indebtedness created as a result of goods or securities sold in a cash transaction or services rendered or premises rented; or

•	the acquisition, ownership, acceptance or negotiation of certain drafts, bills of exchange, acceptances or other obligations.

The indenture does not prohibit the trustee from serving as trustee under any other indenture to which we may be a party from time to time or from engaging in other transactions with us. If the trustee acquires any conflicting interest within the meaning of the Trust Indenture Act and any debt securities issued pursuant to the indenture are in default, it must eliminate such conflict or resign.

DESCRIPTION OF PREFERRED STOCK

General

Honeywell’s amended and restated certificate of incorporation, or charter, authorizes the board of directors or a committee of the board of directors to cause preferred stock to be issued in one or more series, without stockholder action. They are authorized to issue up to 40,000,000 shares of preferred stock, without par value, and can determine the number of shares of each series, and the rights, preferences and limitations of each series. We may amend the charter to increase the number of authorized shares of preferred stock in a manner permitted by the charter and Delaware law. As of the date of this prospectus, there is no preferred stock outstanding.

The particular terms of any series of preferred stock offered by us or by a selling security holder will be described in the prospectus supplement relating to that series of preferred stock. Those terms relating to the series of preferred stock offered may include:

•	the number of shares of the preferred stock being offered;

•	the title and liquidation preference per share of the preferred stock;

•	the purchase price of the preferred stock;

•	the dividend rate or method for determining the dividend rate;

•	the dates on which dividends will be paid;

•	whether dividends on the preferred stock will be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to accumulate;

•	any redemption or sinking fund provisions applicable to the preferred stock;

•	the identity of any selling security holder;

•	any securities exchange on which the preferred stock may be listed; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights and restrictions applicable to the preferred stock.

The following summary is not complete. You should refer to the certificate of designations relating to any series of preferred stock for the complete terms of that preferred stock. The certificate of designations will be filed with the SEC at the time of the offering of the preferred stock. Unless otherwise specified in the prospectus supplement, if we liquidate, dissolve or wind-up our business, each series of preferred stock will have the same rank as to dividends and distributions as each other series of preferred stock we may issue in the future. Preferred stock will have no preemptive rights.

Dividend Rights

Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates set forth in the related prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

Rights Upon Liquidation

If we liquidate, dissolve or wind-up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the prospectus supplement relating to the series of preferred stock, plus an amount equal to any accrued and unpaid dividends before any distribution of assets is made to the holders of common stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

Redemption

Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

If a series of preferred stock is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of Honeywell or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

Conversion Rights

The related prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other property. As described under “—Redemption” above, under some circumstances preferred stock may be mandatorily converted into common stock or another series of preferred stock.

Voting Rights

For most series of preferred stock, the holders of preferred stock will generally not be entitled to vote. Except as indicated in the related prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

Transfer Agent and Registrar

We will appoint a transfer agent, registrar and dividend disbursement agent for the preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting at which those holders will have the right to elect directors or to vote on any other matter.

Permanent Global Preferred Securities

A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be DTC (as defined herein). A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. For a description of the depositary arrangements, see “Book-Entry Issuance.” Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

As of the date of this prospectus, we are authorized to issue up to 2,000,000,000 shares of common stock. As of September 30, 2015, we had approximately 958 million shares of common stock issued (including approximately 187 million shares held in treasury). In addition, we have reserved approximately 39.5 million shares of common stock for issuance under various employee or director incentive compensation and option plans (including shares subsequently released from reserve upon settlement under the various plans). Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the transfer agent and registrar for our common stock. Shares of common stock are listed on the New York Stock Exchange and the London Stock Exchange under the symbol “HON.”

The following summary is not complete. You should refer to the applicable provision of Honeywell’s charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

Dividends

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors, out of funds legally available for their payment, subject to the rights of holders of any preferred stock outstanding.

Voting Rights

Each holder of common stock is entitled to one vote per share. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Rights Upon Liquidation

In the event of Honeywell’s voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of Honeywell’s assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

Other Rights

Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

Possible Anti-Takeover Provisions

Honeywell’s charter and by-laws provide:

•

that the board of directors may establish the number of seats on the board, subject to the right of preferred stockholders to elect directors in certain circumstances and shareowners’ rights to set the number of seats upon the vote of holders of a majority of the outstanding shares of common stock;

•	that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

•

that special meetings of shareowners generally may be called only by the chief executive officer, by a majority of the authorized number of directors, or by the holders of not less than twenty percent of the outstanding shares of Honeywell’s common stock (excluding derivatives);

•	that action may be taken by shareowners only at annual or special meetings and not by written consent;

•	that advance notice must be given to Honeywell for a shareowner to nominate directors for election at a shareowner meeting; and

•

that the board of directors may in limited circumstances, without stockholder approval, adopt a plan to provide for the distribution to stockholders of preferred stock or certain other securities upon the occurrence of certain triggering events (but any such plan adopted without stockholder approval must expire within one year of adoption unless ratified by the stockholders).

Any of these provisions could delay, deter or prevent a tender offer for or attempted takeover of Honeywell.

Our charter permits us to issue up to 40,000,000 shares of preferred stock with terms that may be set by our board of directors or a committee of the board. That preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of Honeywell.

Under Delaware law, an acquirer of 15% or more of our shares of stock must wait three years before a business combination with us unless one of the following exceptions is available:

•	approval by our board of directors prior to the time the acquirer became a 15% shareowner of Honeywell;

•	acquisition of at least 85% of our voting stock in the transaction in which the acquirer became a 15% shareowner of Honeywell; or

•	approval of the business combination by our board of directors and two-thirds of our disinterested shareowners.

Honeywell’s by-laws provide that, unless Honeywell consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Honeywell, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Honeywell to Honeywell or Honeywell’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine. Honeywell’s by-laws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Honeywell will be deemed to have notice of and consented to the exclusive forum provisions described above.

BOOK-ENTRY ISSUANCE

Our common stock is cleared and settled though the Depositary Trust Company, or DTC, a securities depositary. Most series of debt securities and preferred stock will also be book-entry securities. Upon issuance, unless otherwise specified in the prospectus supplement, all book-entry securities of the same series will be represented by one or more fully registered global securities. Each global security will be deposited with, or on behalf of, DTC and will be registered in the name of DTC or a nominee of DTC. DTC will thus be the only registered holder of any such securities and will be considered the sole owner of the securities.

Purchasers may only hold interests in the global securities through DTC if they are participants in the DTC system. Purchasers may also hold interests through a securities intermediary–a bank, brokerage house or other institution that maintains securities accounts for customers–that has an account with DTC or its nominee. DTC will maintain accounts showing the securities holdings of its participants, and these participants will in turn maintain accounts showing the securities holdings of their customers. Some of these customers may themselves be securities intermediaries holding securities for their customers. Thus, each beneficial owner of a book-entry security will hold that security indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The securities of each beneficial owner of a book-entry security will be evidenced solely by entries on the books of the beneficial owner’s securities intermediary. The actual purchaser of the securities will generally not be entitled to have the securities represented by the global securities registered in its name and will not be considered the owner. In most cases, a beneficial owner will also not be able to obtain a paper certificate evidencing the holder’s ownership of securities. The book-entry system for holding securities eliminates the need for physical movement of certificates. The laws of some jurisdictions require some purchasers of securities to take physical delivery of their securities in definitive form. These laws may impair the ability to transfer book-entry securities.

Unless otherwise specified in the prospectus supplement with respect to a series of debt securities or preferred stock, beneficial owners of book-entry securities represented by a global security may exchange the securities for definitive or paper securities only if:

•	DTC is unwilling or unable to continue as depositary for such global security and Honeywell is unable to find a qualified replacement for DTC within 90 days;

•	at any time DTC ceases to be a “clearing agency” registered under the Securities Exchange Act of 1934, as amended; or

•	Honeywell in its sole discretion decides to allow some or all book-entry securities to be exchangeable for definitive securities in registered form.

Any global security that is exchangeable will be exchangeable in whole for definitive securities in registered form with the same terms, and in the case of debt securities, in an equal aggregate principal amount in denominations of $1,000 and whole multiples of $1,000 (unless otherwise specified in the prospectus supplement). Definitive securities will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the securities. DTC may base its written instruction upon directions it receives from its participants.

In this prospectus and the accompanying prospectus supplement, for book-entry securities, references to actions taken by security holders will mean actions taken by DTC upon instructions from its participants, and references to payments and notices of redemption to security holders will mean payments and notices of redemption to DTC as the registered holder of the securities for distribution to participants in accordance with DTC’s procedures.

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Securities Exchange Act of 1934, as amended. The rules applicable to DTC and its participants are on file with the SEC.

Honeywell will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the book-entry securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

PLAN OF DISTRIBUTION

We may sell our debt securities, or we or one or more selling security holders to be identified in a prospectus supplement may sell our preferred or common stock:

•	to or through underwriters or dealers for resale;

•	to or through agents;

•	directly to other purchasers;

•	through any combination of these methods; or

•	through any other means described in a prospectus supplement.

The related prospectus supplement will set forth the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price and the proceeds we will receive from the sale;

•	the identity of any selling security holder;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all the securities of a series if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Securities may be sold directly by us or by one or more selling security holders or through agents designated by us or one or more selling security holders from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us or by any selling security holders to that agent will be set forth, in the related prospectus supplement. Unless otherwise indicated in the related prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

Unless otherwise specified in an applicable prospectus supplement, each series of debt securities or preferred stock will be a new issue of securities with no established trading market. Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and dealers may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act, in connection with the securities offered thereby, and any discounts or commissions they receive from us or any selling security holder and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us or any identified selling security holder. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us or any identified selling security holder and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us or any such selling security holder to indemnification by us or any such selling security holder against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the debt securities or preferred stock on a securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on the exchanges where our common stock is then listed, subject to notice of issuance.

Agents and underwriters may be entitled to indemnification by us against civil liabilities arising out of this prospectus, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make relating to those liabilities.

Agents and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

We will estimate our expenses associated with any offering of debt securities, preferred stock or common stock in the prospectus supplement relating to such offering.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

Certain legal matters will be passed upon for Honeywell by Alison Zoellner, Assistant General Counsel, Securities and Corporate Finance, of Honeywell.

WHERE YOU CAN FIND MORE INFORMATION ABOUT HONEYWELL

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our Web site at http://www.honeywell.com. The information on or linked to/from our Web site is not part of, and is not incorporated by reference into, this prospectus. Reference to our Web site is made as an inactive textual reference. You may also inspect reports, proxy statements and other information about Honeywell at the office of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents filed with the SEC after the date of this prospectus will automatically update and supersede information contained herein or on file with the SEC as of the date of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 13, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on April 27, 2015, July 10, 2015 and October 1, 2015 (both).

We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s Web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus and a copy of the indenture and other agreements referred to in this prospectus free of charge by requesting them in writing or by telephone from us at the following address and telephone number: Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey 07950, Attention: Vice President and Secretary, Telephone No.: (973) 455-2000.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties that can affect our performance in both the near and long term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Risk Factors” and the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated herein by reference, and in our other filings with the SEC.

Honeywell International Inc.

Common Stock

This prospectus covers the resale, from time to time, by Honeywell International Inc. Master Retirement Trust (the “Selling Stockholder”), of shares of common stock, par value $1.00 per share, of Honeywell International Inc. (“Honeywell”). The shares of common stock to which this prospectus relates (i) will be contributed by Honeywell to the Selling Stockholder, from time to time, in one or more private transactions, or (ii) may be purchased by the Selling Stockholder in the open market. The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement. The shares of common stock will be held by The Northern Trust Company, the trustee of the Selling Stockholder (the “Trustee”), and sold upon the instructions from an independent, third party investment fiduciary. The investment fiduciary will be chosen by Honeywell’s Pension Investment Committee (the “PIC”) under a delegation of authority from the Retirement Plans Committee of the board of directors of Honeywell, and appointed by the PIC to instruct the Trustee. The investment fiduciary will determine the time and manner of sale of the shares of common stock. See “Selling Shareholder” and “Plan of Distribution.”

The shares of common stock to which this prospectus relates may be sold from time to time through public or private transactions on or off the United States exchanges on which our common stock is traded, and at prevailing market prices or negotiated prices, all as more fully described under “Plan of Distribution.”

This prospectus describes the general manner in which the shares of common stock may be offered or sold by the Selling Stockholder. If necessary, the specific manner in which shares of our common stock may be offered or sold will be described in a prospectus supplement.

The proceeds from the sale of the shares of common stock to which this prospectus relates are solely for the account of the Selling Stockholder. Honeywell will not receive any of the proceeds from such sales. See “Use of Proceeds.”

Our common stock is listed on the New York Stock Exchange and the London Stock Exchange under the symbol “HON.” On December 10, 2015, the last reported sale price of our common stock on the New York Stock Exchange was $101.76.

Investing in our common stock involves certain risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 11, 2015

We and the selling securityholder have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. You should carefully evaluate the information provided by us in light of the total mix of information available to you, recognizing that we can provide no assurance as to the reliability of any information other than that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Honeywell filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under this process, the Selling Stockholder may offer our shares of common stock in one or more offerings. Some transactions in which the Selling Stockholder offers shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

This prospectus provides you with a general description of our shares of common stock. To understand the terms of our securities, you should carefully read this document with any applicable prospectus supplement. You should also read the documents we have referred you to in “Where You Can Find More Information About Honeywell” below for information on Honeywell and our financial statements.

In this prospectus and any prospectus supplement, unless otherwise specified, the terms “Honeywell,” “we,” “us” or “our” mean Honeywell International Inc. and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

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HONEYWELL

Honeywell International Inc. is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, turbochargers, control, sensing and security technologies for buildings, homes and industry, specialty chemicals, electronic and advanced materials, process technology for refining and petrochemicals, and energy efficient products and solutions for homes, business and transportation. Honeywell was incorporated in Delaware in 1985, and its principal executive offices are located at 115 Tabor Road, Morris Plains, New Jersey 07950. Its main telephone number is (973) 455-2000.

RISK FACTORS

Investing in Honeywell’s common stock involves risk. Before making an investment decision, you should carefully consider the risks disclosed in Honeywell’s most recent annual and quarterly reports filed with the SEC, as well as other information Honeywell includes or incorporates by reference in this prospectus or any prospectus supplement. These risks could materially affect Honeywell’s business, results of operations or financial condition and cause the value of Honeywell’s common stock to decline. You could lose all or part of your investment.

USE OF PROCEEDS

The proceeds from the sale of the common stock to which this prospectus relates are solely for the account of the Selling Stockholder. Honeywell will not receive any of the proceeds from such sales.

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SELLING STOCKHOLDER

This prospectus covers the resale, from time to time, by the Selling Stockholder, of shares of common stock, par value $1.00 per share, of Honeywell. The number of shares to be sold by the Selling Stockholder shall be specified from time to time in a prospectus supplement.

In 2015, Honeywell is not required to make any contributions to its U.S. pension plans to satisfy minimum statutory funding requirements. Honeywell does not presently anticipate making any voluntary contributions of Honeywell common stock to the Selling Stockholder in 2016. The shares of common stock to which this prospectus relates (i) have been or will be contributed by Honeywell to the Selling Stockholder, from time to time, in one or more private transactions, or (ii) may be purchased by the Selling Stockholder in the open market.

The Selling Stockholder is a tax-qualified trust that holds the assets for most of our U.S. defined benefit pension plans. We make contributions to the Selling Stockholder from time to time in amounts that are not less than the minimum amount required under, or more than the maximum deductible amount permitted by, the Internal Revenue Code.

The registration of the shares of common stock does not necessarily mean that the Selling Stockholder will sell all or any of the shares of common stock registered by the registration statement of which this prospectus forms a part. The Selling Stockholder may offer and sell all or any portion of the shares of common stock covered by this prospectus and any applicable prospectus supplement from time to time, but is under no obligation to offer or sell any such shares. Because the Selling Stockholder may sell, transfer or otherwise dispose of all, some or none of the shares of common stock covered by this prospectus, or may acquire additional shares from us or in the market in the future, we cannot determine the number of such shares of common stock that will be sold, transferred or otherwise disposed of by the Selling Stockholder or the amount or percentage of shares of common stock that will be held by the Selling Stockholder upon termination of any particular offering. See “Plan of Distribution.”

The shares of common stock are held in the custody of The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675, as the Trustee. Honeywell currently has on-going banking relationships with the Trustee in the ordinary course of business and expects to continue to have similar relationships with the Trustee in the future. The shares of common stock will be held in a separate investment account at the Trustee. An independent, third party investment fiduciary will be chosen by the PIC under a delegation of authority from the Retirement Plans Committee of the board of directors of Honeywell and appointed by the PIC to instruct the Trustee as to any disposition of the shares of common stock. The investment fiduciary will have sole authority to manage the shares of common stock, subject to general investment criteria established by the PIC, and the sole power to vote and to dispose of the shares of common stock.

The shares offered by this prospectus and the shares of common stock previously registered for resale pursuant to a prospectus supplement dated February 15, 2013 and related registration statement (19,712,106 shares), are the only shares of common stock owned by the Selling Stockholder as of December 10, 2015.

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DESCRIPTION OF COMMON STOCK

General

As of the date of this prospectus, we are authorized to issue up to 2,000,000,000 shares of common stock. As of September 30, 2015, we had approximately 958 million shares of common stock issued (including approximately 187 million shares held in treasury). In addition, we have reserved approximately 39.5 million shares of common stock for issuance under various employee or director incentive compensation and option plans (including shares subsequently released from reserve upon settlement under the various plans). Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the transfer agent and registrar for our common stock. Shares of our common stock are listed on the New York Stock Exchange and the London Stock Exchange under the symbol “HON.”

The following summary is not complete. You should refer to the applicable provision of Honeywell’s charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

Dividends

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors of Honeywell, out of funds legally available for their payment, subject to the rights of holders of any preferred stock outstanding.

Voting Rights

Each holder of common stock is entitled to one vote per share. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Rights Upon Liquidation

In the event of Honeywell’s voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of Honeywell’s assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

Other Rights

Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

Possible Anti-Takeover Provisions

Honeywell’s charter and by-laws provide:

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that the board of directors may establish the number of seats on the board, subject to the right of preferred stockholders to elect directors in certain circumstances and shareowners’ rights to set the number of seats upon the vote of holders of a majority of the outstanding shares of common stock;

•	that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

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•

that special meetings of shareowners generally may be called by the chief executive officer, by a majority of the authorized number of directors, or by the holders of not less than twenty percent of the outstanding shares of Honeywell common stock (excluding derivatives);

•	that action may be taken by shareowners only at annual or special meetings and not by written consent;

•	that advance notice must be given to Honeywell for a shareowner to nominate directors for election at a shareowner meeting; and

•

that the board of directors may in limited circumstances, without stockholder approval, adopt a plan to provide for the distribution to stockholders of preferred stock or certain other securities upon the occurrence of certain triggering events (but any such plan adopted without stockholder approval must expire within one year of adoption unless ratified by the stockholders)

Any of these provisions could delay, deter or prevent a tender offer for or attempted takeover of Honeywell.

Our charter permits us to issue up to 40,000,000 shares of preferred stock with terms that may be set by the board of directors of Honeywell or a committee of our board of directors. That preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of Honeywell.

Under Delaware law, an acquirer of 15% or more of our shares of common stock must wait three years before a business combination with us unless one of the following exceptions is available:

•	approval by our board of directors prior to the time the acquirer became a 15% shareowner of Honeywell;

•	acquisition of at least 85% of our voting stock in the transaction in which the acquirer became a 15% shareowner of Honeywell; or

•	approval of the business combination by our board of directors and two-thirds of our disinterested shareowners.

Honeywell’s by-laws provide that, unless Honeywell consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Honeywell, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Honeywell to Honeywell or Honeywell’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine. Honeywell’s by-laws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Honeywell will be deemed to have notice of and consented to the exclusive forum provisions described above.

PLAN OF DISTRIBUTION

The Selling Stockholder may, upon the instructions from the independent, third party investment fiduciary, sell all or a portion of the shares of common stock to which this prospectus relates either (1) on the markets in which our common stock is traded or (2) through underwriters or in privately negotiated transactions.

Market sales may be effected from time to time in one or more transactions (which may involve block transactions):

•

on any of the U.S. securities exchanges on which our common stock is listed, including the New York Stock Exchange, in transactions that may include special offerings, exchange distributions pursuant to and in accordance with the rules of such exchanges;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or in the over-the-counter market; or

•	in a combination of any such transactions.

Such transactions may be effected by the Selling Stockholder, upon instructions from the independent, third party investment fiduciary, at market prices prevailing at the time of sale, at prices related to such

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prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholder will act independently of us with respect to the timing, manner and size of each sale.

The Selling Stockholder may, upon instructions from the independent, third party investment fiduciary, effect such transactions by selling shares of common stock to or through broker-dealers. Such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Stockholder and may receive commissions from the purchasers of shares for whom they may act as agent in amounts to be negotiated. Such compensation may be received if the broker-dealer acts as either an agent or as a principal. The Selling Stockholder does not expect these discounts or commissions to exceed what is customary in the types of transactions involved. Any offering price, and any discounts or concessions allowed or reallowed or paid to dealers, may be changed from time to time.

The Selling Stockholder may, upon instructions from the independent, third party investment fiduciary, cause such transactions to be conducted via an underwritten offering. In the case of an underwritten offering, a prospectus supplement with respect to an offering of shares of common stock will set forth the terms of the offering of the shares of common stock, including the name or names of the underwriters, the purchase price and the proceeds to the Selling Stockholder from such sale, any underwriting discounts and other items constituting underwriters’ compensation, the public offering price and any discounts or concessions allowed or reallowed or paid to dealers. The shares of common stock will be acquired by the underwriters for their own account and may be sold from time to time in one or more transactions at a fixed public offering price determined at the time of sale. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase shares of common stock will be subject to conditions precedent and the underwriters will be obligated to purchase all the shares of common stock if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The aggregate proceeds to the Selling Stockholder will be the purchase price of the shares of common stock less discounts and commissions, if any.

In offering the shares of common stock covered by this prospectus, the Selling Stockholder and any broker-dealers, underwriters or agents who execute sales for the Selling Stockholder may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with such sales. Any profits realized by the Selling Stockholder and the compensation of any broker-dealer, underwriter or agent may be deemed to be underwriting discounts and commissions. We know of no existing arrangements between the Selling Stockholder and any broker-dealer, underwriter or other agent relating to the sale or distribution of the shares of common stock. Honeywell has not engaged any broker-dealer, underwriter or agent in connection with the distribution of the shares of common stock.

Under the terms of any particular transactions, dealers, underwriters or agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

Agents and underwriters may be engaged in transactions with, or perform commercial or investment banking or other services for, us or our subsidiaries or affiliates, in the ordinary course of business.

All of the shares of common stock will be listed on the New York Stock Exchange and the London Stock Exchange. Any agents or underwriters to whom the shares of common stock are sold may make a market in our common stock. However, those agents or underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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LEGAL OPINIONS

Certain legal matters will be passed upon for Honeywell by Alison Zoellner, Assistant General Counsel, Securities and Corporate Finance, of Honeywell.

WHERE YOU CAN FIND MORE INFORMATION ABOUT HONEYWELL

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our Web site at http://www.honeywell.com. The information on or linked to/from our Web site is not part of, and is not incorporated by reference into, this prospectus. Reference to our Web site is made as an inactive textual reference. You may also inspect reports, proxy statements and other information about Honeywell at the office of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents filed with the SEC after the date of this prospectus will automatically update and supersede information contained herein or on file with the SEC as of the date of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 13, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on April 27, 2015, July 10, 2015 and October 1, 2015 (both).

We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s Web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus free of charge by requesting them in writing or by telephone from us at the following address and telephone number: Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey 07950, Attention: Vice President and Secretary, Telephone No.: (973) 455-2000.

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CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties that can affect our performance in both the near- and long-term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Risk Factors” and the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated herein by reference, and in our other filings with the SEC.

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The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated December 11, 2015

Honeywell International Inc.

Dividend Reinvestment and Share Purchase Plan
Common Stock

The Honeywell International Inc. Dividend Reinvestment and Share Purchase Plan (the “Plan”) provides holders of the common stock of Honeywell International Inc. with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of common stock without payment of any brokerage commission or service charge. Any holder of record of the common stock is eligible to participate in the Plan.

A participant in the Plan may purchase additional shares by:

•	reinvesting dividends on all shares of common stock held by the participant;

•	reinvesting dividends on part of the shares of common stock held by the participant (while continuing to receive cash dividends on the other shares); or

•	making optional cash payments of not less than $25 each up to a maximum of $120,000 per calendar year, whether or not the participant’s dividends are being reinvested.

Cash dividends on all shares held for the participant’s account under the Plan will automatically be reinvested if no dividend reinvestment option is selected.

Shares purchased under the Plan will be purchased from Honeywell or, in the limited circumstances described in the Plan, on the open market. The purchase price of shares purchased from Honeywell will be the average of the high and low sales prices of the common stock reported as New York Stock Exchange Composite Transactions for the relevant investment date, which is the dividend payment date for months in which dividends are paid and the first business day of the month for all other months. The purchase price of shares purchased on the open market will be the negotiated price for such shares or, in the case of multiple open market purchases, the purchase price will be the average of the negotiated prices for such open market purchases.

This prospectus relates to   shares of common stock registered for sale under the Plan. Shares sold under the Plan may be authorized but unissued shares or shares held in Honeywell’s treasury, or shares acquired on the open market. You should retain this prospectus for future reference.

Our common stock is listed on the New York Stock Exchange and the London Stock Exchange under the symbol “HON.” On  , 20  , the last reported sale price of our common stock on the New York Stock Exchange was $  .

Investing in our common stock involves certain risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2015

We have not authorized anyone to provide any information or make any representations other than those contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. You should carefully evaluate the information provided by us in light of the total mix of information available to you, recognizing that we can provide no assurance as to the reliability of any information other than that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that Honeywell filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended. Under this process, we may offer our shares of common stock in one or more offerings. Some transactions in which we offer shares of our common stock under this registration statement may require that we provide a prospectus supplement that will contain additional information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement.

This prospectus provides you with a general description of our shares of common stock. To understand the terms of our securities, you should carefully read this document with any applicable prospectus supplement. You should also read the documents we have referred you to in “Where You Can Find More Information About Honeywell” below for information on Honeywell and our financial statements.

In this prospectus and any prospectus supplement, unless otherwise specified, the terms “Honeywell,” “we,” “us” or “our” mean Honeywell International Inc. and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in U.S. dollars, or “$.”

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HONEYWELL

Honeywell International Inc. is a diversified technology and manufacturing company, serving customers worldwide with aerospace products and services, turbochargers, control, sensing and security technologies for buildings, homes and industry, specialty chemicals, electronic and advanced materials, process technology for refining and petrochemicals, and energy efficient products and solutions for homes, business and transportation. Honeywell was incorporated in Delaware in 1985, and its principal executive offices are located at 115 Tabor Road, Morris Plains, New Jersey 07950. Its main telephone number is (973) 455-2000.

RISK FACTORS

Investing in Honeywell’s common stock involves risk. Before making an investment decision, you should carefully consider the risks disclosed in Honeywell’s most recent annual and quarterly reports filed with the SEC, as well as other information Honeywell includes or incorporates by reference in this prospectus or any prospectus supplement. These risks could materially affect Honeywell’s business, results of operations or financial condition and cause the value of Honeywell’s common stock to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, the net proceeds Honeywell receives from the sale of securities described by this prospectus and any accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of outstanding debt, repurchase of our common stock, investments in or extensions of credit to our subsidiaries, or the financing of possible acquisitions or business expansion. Honeywell currently has no specific plans for any such proceeds. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

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DESCRIPTION OF THE PLAN

The text of the description of the Plan consists of a series of questions and answers:

Purpose

1. What is the purpose of the Plan?

The purpose of the Honeywell International Inc. Dividend Reinvestment and Share Purchase Plan is to provide holders of record of shares of the common stock of Honeywell International Inc. with a simple and convenient method of investing cash dividends and optional cash payments in additional shares of common stock without payment of any brokerage commission or service charge.

Advantages of the Plan

2. What are the advantages of the Plan?

A participant in the Plan may (a) have cash dividends on all of its shares automatically reinvested in common stock or (b) have cash dividends on part of its shares automatically reinvested or (c) whether or not it has elected to have any such dividends automatically reinvested, invest in additional shares by making optional cash payments of not less than $25 each up to a maximum of $120,000 per calendar year. Participants do not pay any commission or service charge in connection with purchases under the Plan. Full investment of funds is possible under the Plan because fractions of shares, as well as whole shares, will be credited to a participant’s account. Further, dividends in respect of such fractions, as well as whole shares, will be reinvested in additional shares of common stock and such shares will be credited to a participant’s account. A participant can avoid the need for safekeeping of certificates for shares credited to its account under the Plan. Statements of account sent to Plan participants will provide simplified recordkeeping. Under the Emergency Economic Stabilization Act, passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution.

Administration

3. Who administers the Plan for participants?

The transfer agent and registrar for Honeywell International Inc. common stock is Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A. (the “Agent”).

The Agent is responsible for administering the Plan, receiving all cash investments made by participants, forwarding funds to be used to purchase common stock, holding shares of stock acquired under the Plan, maintaining records, sending statements of account to participants and performing other duties related to the Plan.

Contact information

Online:
shareowneronline.com

To obtain information and perform certain transactions on your account online, including investments via automatic withdrawal, share withdrawals and sale of shares, you may use the Agent’s website at: shareowneronline.com. The information on or linked to/from the Agent’s website is not part of, and is not incorporated by reference into, this prospectus. Reference to the Agent’s website is made as an inactive textual reference.

Click on “Sign Up Now!” under “I am a Current Shareowner”. You will need your 10-digit account number, your 12-digit Authentication ID and a valid email address. Your account number can be found on your dividend check, dividend deposit notice or account statement. If you do not have your Authentication

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ID, you may request one online or by phone. Your Authentication ID will be sent to your mailing address on file.

Telephone:
Toll free at 1-800-647-7147 between 8:00 a.m. and 8:00 p.m. Monday through Friday, Eastern Time.
International Calls: 1-651-450-4064

Written correspondence:
Wells Fargo Shareowner Services
P.O. Box 64856
St. Paul, MN 55164-0856

Certified/Overnight Mail:
Wells Fargo Shareowner Services
1110 Centre Pointe Curve, Suite 101
Mendota Heights, MN 55120-4100

Participation

4. Who is eligible to participate?

All holders of record of shares of Honeywell common stock are eligible to participate in the Plan. For any shareowner whose shares are registered in the name of someone else (e.g., in the name of a broker or bank nominee) to participate, the shareowner must either become a shareowner of record by having some or all of such shares transferred into the shareowner’s own name, or make appropriate arrangements with the registered holder.

5. Is partial participation possible under the Plan?

Yes. A shareowner of record who desires the dividends on only some of its shares to be reinvested under the Plan may indicate such number of shares on the Authorization Form under “Partial Dividend Reinvestment.” Dividends on the remaining shares will not be reinvested and will be mailed directly to the participant. Under the Emergency Economic Stabilization Act, passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution.

6. How does an eligible shareowner participate?

A holder of record of the common stock may join the Plan by signing an authorization form (the “Authorization Form”) and returning it to the Agent at the address set forth in Question 3. A business reply envelope will be provided with the Authorization Form for this purpose. An Authorization Form may be obtained at any time by calling the Agent at the number set forth in Question 3, or you may enroll online at shareowneronline.com.

7. When may an eligible shareowner join the Plan?

An eligible shareowner may join the Plan at any time.

If the Authorization Form is received by the Agent on or prior to the record date for a dividend payment, reinvestment of dividends will begin with that dividend payment date. If the Authorization Form is received after a record date, reinvestment of dividends will begin with the dividend payment date following the next record date. (Common stock dividend payment dates ordinarily are the tenth day of March, June, September and December, or the preceding business day if such tenth day is a Saturday or Sunday; corresponding record dates ordinarily precede payment dates by at least two weeks.)

Optional cash payments will be invested beginning with the first business day of the month following receipt by the Agent of the Authorization Form (which may be submitted online at shareowneronline.com), unless such month is a month in which common stock dividends are paid, in which case optional cash payments will be invested on the dividend payment date.

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As used in the Plan, the term “investment date” means (a) the dividend payment date for those months in which there is a dividend payment date and (b) the first business day of a month in which there is no dividend payment date.

8. What does the Authorization Form provide?

The Authorization Form, which is available online at shareowneronline.com, provides for the purchase of additional shares of common stock through the following investment options:

A.

“FULL DIVIDEND REINVESTMENT,” which directs Honeywell to pay to the Agent for reinvestment in accordance with the Plan all of the participant’s cash dividends on all shares of common stock then-registered or subsequently registered in the participant’s name, and which permits the participant to make optional cash payments for the purchase of additional shares in accordance with the Plan;

B.

“PARTIAL DIVIDEND REINVESTMENT,” which directs Honeywell to pay to the Agent for reinvestment in accordance with the Plan all of the participant’s cash dividends on that number of shares of common stock registered in the participant’s name and designated in the appropriate space on the Authorization Form, and which permits the participant to make optional cash payments for the purchase of additional shares in accordance with the Plan. Under the Emergency Economic Stabilization Act, passed by Congress in 2008, you must reinvest at least 10% of your dividend distribution;

C.	“OPTIONAL CASH PURCHASES,” which permits the participant to make optional cash payments for the purchase of additional shares in accordance with the Plan.

A participant may select one of the dividend reinvestment options or the optional cash purchases option. Regardless of the option selected, cash dividends on all shares credited to a participant’s account under the Plan will be reinvested in accordance with the Plan. A participant’s election may be changed by written notice to the Agent at the address set forth in Question 3 or online at shareowneronline.com.

The Authorization Form also appoints the Agent as agent for each participant and directs the Agent to apply cash dividends and any optional cash payments a participant might make to the purchase of additional shares of common stock in accordance with the terms of the Plan.

Purchases

9. What will be the price of shares purchased under the Plan?

In the case of shares of common stock purchased from Honeywell with reinvested dividends or optional cash payments on any investment date, the purchase price will be the average of the high and low sales prices of the common stock reported as New York Stock Exchange Composite Transactions for the investment date (or the trading day immediately preceding the investment date, if the New York Stock Exchange is closed on the investment date). If there is no trading in the common stock on the New York Stock Exchange for a substantial amount of time during any investment date, the purchase price shall be determined by Honeywell on the basis of such market quotations as it shall deem appropriate. In the event of open market purchases of common stock, the purchase price will be as described in Question 34. Such purchase prices are hereinafter referred to collectively as the “purchase prices” and individually as the “purchase price.”

10. How many shares will be purchased for participants?

The number of shares to be purchased depends on the amount of a participant’s dividend and any optional cash payments and the purchase price of the shares. Each participant’s account will be credited with that number of shares, including fractions computed to three decimal places, equal to each participant’s total amount to be invested divided by the purchase price.

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Optional Cash Purchases

11. How does the cash purchase option work?

Optional cash payments received by the Agent from a participant prior to an investment date (see Questions 13 and 14) will be applied by the Agent to the purchase of additional shares on the investment date (or as soon thereafter as possible if open market purchases are made under the circumstances described in Question 34). Cash dividends payable on all shares credited to the account of a participant under the Plan, whether such shares were purchased with reinvested dividends or optional cash payments, will be allocated according to your dividend reinvestment election.

12. How are optional cash payments made?

You can make additional cash investments in the Plan at any time either by check or by authorizing one-time or recurring automatic bank withdrawals from a U.S. or Canadian financial institution.

Check—To make an investment by check, complete and return a Transaction Request Form (attached to your account statement) together with your payment. The check must be made payable to “Shareowner Services” in U.S. dollars and should be mailed to the Agent at the Written Correspondence address set forth in Question 3.

One-time automatic withdrawal—You can make a one-time automatic withdrawal from a designated checking or savings account at a qualified financial institution by signing on to shareowneronline.com.

Recurring automatic withdrawals—You can make regular investments with automatic monthly withdrawals from a designated checking or savings account at a qualified financial institution. You can authorize automatic investments by signing on to shareowneronline.com.

No cash, money orders, traveler’s checks or third-party checks will be accepted by the Agent. Optional cash payments received from foreign shareowners must be in U.S. dollars and will be invested in the same manner as payments from other participants.

13. When will optional cash payments received by the Agent be invested?

Optional cash payments will be invested on the investment date in the case of shares purchased from Honeywell and as soon as possible (but not more than 30 days) thereafter in the case of open market purchases under the circumstances described in Question 34. Under no circumstances will interest be paid on optional cash payments. Participants are therefore strongly urged to transmit their optional cash payments so as to be received by the Agent as close as possible but prior to the investment date.

14. Under what circumstances will optional cash payments be returned?

Optional cash payments received by the Agent will be returned to the participant upon written request received by the Agent at least two business days prior to an investment date. The Agent may, however, delay issuance of any refund check for at least ten business days after receipt of the request to allow for clearance of the original payment. Any optional cash payments in excess of the $120,000 per calendar year limit will be returned, as will cash, money orders, traveler’s checks, third-party checks and checks not in U.S. dollars.

15. What happens if an optional cash payment is returned to the Agent due to insufficient funds?

If an optional cash payment is returned to the Agent due to insufficient funds, the Agent will debit any uninvested cash to satisfy the return of the optional cash payment amount. If the funds have already been invested, the Agent will sell the shares that have been purchased to satisfy the return of the optional cash payment amount. If the sale of the shares purchased is not sufficient to satisfy the return of the optional cash payment amount, the Agent will sell additional shares from the participant’s account to make up the difference. In addition, the Agent reserves the right to sell additional shares from the participant’s account to satisfy any fees related to the return of the optional cash payment amount.

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Costs

16. Are there any out-of-pocket costs to participants in connection with participation in the Plan?

All costs of administration of the Plan are paid by Honeywell. No service charges or brokerage commissions are charged to participants in connection with the purchase of shares under the Plan. Certain expenses may be incurred by the participant if the participant requests the re-registration of shares upon the issuance of a certificate or if the participant requests that shares be sold upon their withdrawal from the Plan (see Questions 22, 23 and 24). In addition, any service charges imposed by the Agent in connection with termination of participation in the Plan (Question 24) will be passed on to the participant. For additional fees and expenses to be borne by the participant, see Question 34.

Taxes

17. What are the income tax consequences of participation in the Plan?

Under federal income tax law, in the case of shares acquired from Honeywell with reinvested dividends, a participant will realize, on the determination date (defined below), a taxable dividend in an amount equal to the fair market value on the determination date of the shares so acquired rather than a dividend in the amount of the cash otherwise payable to the participant. Such amount will also be the tax basis of the shares. Alternatively, when the Agent purchases shares on the open market with reinvested dividends, a participant will realize a taxable dividend in an amount equal to the purchase price of the shares so acquired plus any brokerage commissions paid by Honeywell which are attributable to the purchase of the participant’s shares. Such amount will also be the participant’s tax basis in such shares.

In the case of shares purchased with optional cash payments, a participant will not realize any taxable income if the shares are purchased from Honeywell. If the shares are purchased on the open market, a participant will realize a taxable dividend in an amount equal to any brokerage commissions paid by Honeywell which are attributable to the purchase of the participant’s shares. The tax basis of shares purchased with an optional cash payment and credited to the participant’s account will be the purchase price of such shares plus allocable brokerage commissions, if any.

For purposes of this Question 17, the “fair market value” of shares acquired with reinvested dividends will be the average of the high and low sales prices of the shares reported as New York Stock Exchange Composite Transactions for the determination date. The “determination date” will be the investment date in the case of shares purchased from Honeywell and the date shares are allocated to participants’ accounts in the case of open market purchases under the circumstances described in Question 34.

A participant’s holding period for shares acquired pursuant to the Plan will begin on the day following the determination date.

A participant will not realize any taxable income when the participant receives a certificate for whole shares credited to the participant’s account, either upon the participant’s request for certain of those shares or upon termination of the participant’s account.

A participant will realize gain or loss when shares are sold or exchanged, whether such sale or exchange is pursuant to the participant’s request under the Plan or takes place after withdrawal from the Plan and, in the case of a fraction of a share, when the participant receives a cash payment for the fraction. The amount of such gain or loss will be the difference between the amount which the participant receives for the shares or fraction of a share and the tax basis thereof.

All participants are urged to consult their own tax advisors to determine the particular tax consequences, including those under state and local tax laws, which may result from their participation in the Plan and the subsequent disposition of shares purchased pursuant to the Plan. The income tax consequences for participants who do not reside in the United States will vary from jurisdiction to jurisdiction.

18. What are the requirements for withholding for non-U.S. participants?

A participant who is a nonresident alien individual, a foreign corporation, or a person that is otherwise not subject to U.S. federal income tax on a net income basis in respect of the shares (a “Non-U.S. participant”) will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be

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specified by an applicable tax treaty with respect to any taxable dividends (as discussed in Question 17) received by such Non-U.S. participant. Even if a Non-U.S. participant is eligible for a lower treaty rate, Honeywell and other payers will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to such Non-U.S. participant, unless:

•

such Non-U.S. participant furnishes the applicable Internal Revenue Service Form W-8BEN or other documentary evidence establishing the Non-U.S. participant’s entitlement to the lower treaty rate with respect to such payments and neither Honeywell nor its Agent (or other payer) have actual knowledge or reason to know to the contrary, and

•

if required by the Foreign Account Tax Compliance Act or any intergovernmental agreement enacted pursuant to that law, such Non-U.S. participant or any entity through with the participant receives dividends, and after December 31, 2018, gross proceeds from the sale or exchange of shares, if required, has provided the applicable withholding agent with certain information with respect to the participant’s or the entity’s direct and indirect U.S. owners, and if a Non-U.S. participant holds the common stock through a foreign financial institution, such institution has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution or entity) and the participant has provided any required information to such institution, or has otherwise complied with the terms of an intergovernmental agreement.

If a Non-U.S. participant is eligible for a reduced rate of U.S. federal withholding tax pursuant to an applicable income tax treaty or otherwise, such Non-U.S. participant may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. participants are encouraged to consult with their own tax advisors regarding the possible implications of these withholding requirements on their participation in the Plan.

19. What are the requirements for back-up withholding?

Under federal income tax law, a participant in the Plan may be subject to backup withholding (currently at the rate of 28%) with respect to the amount of dividends attributable to the participant’s shares of common stock or from the proceeds of the sale of a fraction of a share or whole shares under the Plan unless the participant (a) is an exempt participant (including, among others, all corporations and certain foreign individuals) or (b) provides the participant’s correct taxpayer identification number to the Agent, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. In order to qualify as exempt, a foreign individual participant must submit a statement attesting to that individual’s exempt status. Amounts paid as backup withholding do not constitute an additional tax and would be allowable as a credit against the participant’s federal income tax liability. Any withheld amounts will be deducted from the amount of dividends to determine the amount of dividends available for reinvestment.

Forms for certifying a participant’s taxpayer identification number and for establishing the exemption of a foreign individual participant from backup withholding, as well as additional information concerning the requirements for certification, may be obtained by writing the Agent at the address set forth in Question 3. Participants should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such an exemption.

Reports to Participants

20. What kind of reports will be sent to participants in the Plan?

As soon as administratively possible after each dividend payment date, a quarterly statement of account will be mailed to each participant by the Agent. In addition, a monthly statement will be mailed as soon as administratively possible after the investment date to those participants investing optional cash payments in months in which there is no dividend payment date. The latest statement of account for any year contains year-to-date information and should be retained for income tax purposes since it provides the participant with a record of the cost of the participant’s purchases during that year. In addition, each participant will receive copies of communications sent to holders of the common stock, including a Notice of Internet Availability of Proxy Materials or Honeywell’s annual report to shareowners, notice of annual

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meeting and proxy statement, and any Internal Revenue Service information for reporting dividend income (i.e., Form 1099).

Dividends on Fractions of Shares

21. Will participants be credited with dividends on fractions of shares?

Yes. Dividends with respect to fractions of shares held under the Plan, as well as whole shares, will be credited to the participant’s account and will be reinvested according to your dividend reinvestment option.

Certificates for Shares

22. Will certificates be issued for shares purchased?

No certificate will be issued for shares credited to a participant’s account unless the participant so requests the Agent in writing as indicated below. The number of shares credited to an account under the Plan will be shown on the participant’s latest statement of account. This service protects against loss, theft or destruction of stock certificates.

At any time, a participant may request a certificate for (or the sale of) all or part of the whole shares credited to the participant’s account by checking the appropriate box on the tear-off section attached to a recent statement of account provided by the Agent and mailing it to the Agent at the address set forth in Question 3. In addition, a participant may make such a request online at shareowneronline.com. For online access to a participant’s account, the participant must know his or her account number and social security number. The request should contain a reference to Honeywell International Inc. If a sale is requested, the Agent will sell the shares at market within five business days after receipt of the request, and the participant will receive the proceeds from the sale, less any brokerage commission and service charges. Any remaining whole shares and fraction of a share will continue to be credited to the participant’s account. In no event will a certificate for a fraction of a share be issued to participants.

Shares credited to the account of a participant under the Plan may not be pledged or assigned and any such purported pledge or assignment shall be void. A participant who wishes to pledge or assign any of the shares must request that a certificate for those shares be issued in the participant’s name.

An institution that is required by law to maintain physical possession of certificates may request a special arrangement regarding the issuance of certificates for whole shares purchased under the Plan. This request should be mailed to the Agent at the address set forth in Question 3.

23. In whose name will certificates be registered when issued to participants?

Shareowner accounts under the Plan are maintained in the names in which certificates of participants were registered at the time they joined the Plan. Consequently, certificates for whole shares will be similarly registered when issued. If a participant wants these shares registered in any name other than that of the holder of record participating in the Plan or wants to transfer shares to another Plan account, the participant should contact the Agent at the address or telephone number set forth in Question 3 to request the appropriate forms. In the event of such re-registration or transfer, a participant would be responsible for any possible transaction fees and for compliance with any applicable transfer requirements.

Termination of Participation in the Plan

24. How is participation in the Plan terminated?

To terminate participation in the Plan, a participant (or participants if a joint registration) must notify the Agent by checking the appropriate box on the tear-off section attached to a recent statement of account provided by the Agent and mailing it to the Agent at the address set forth in Question 3. A participation in the Plan may also be terminated online at shareowneronline.com. If a participant elects to keep their shares, the whole shares held in the Plan balance will be moved to book-entry Direct Registration Shares (“DRS”). Any fractional shares will be sold at the market price, and you will receive a check (less any fees) for the proceeds. If a participant chooses to sell all of their shares, the sale proceeds, less applicable

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taxes and transaction fees, will be remitted to the participant via check or the participant can choose to have the proceeds directly deposited into their bank account.

25. When may participation in the Plan be terminated?

A participant may request termination of participation in the Plan at any time.

If the request to terminate is received by the Agent prior to the record date for a dividend, the request will be processed as soon as administratively possible.

If the request to terminate is received by the Agent at least three business days prior to a dividend payment date, the dividend will be paid to the participant in cash. If the request to terminate is received by the Agent less than three business days prior to the dividend payment date, any cash dividend paid on the dividend payment date will be reinvested for the participant’s account. Any optional cash payment which had been sent to the Agent prior to the request to terminate will be invested unless return of the amount is expressly requested in the termination request and the request is received at least two business days prior to the investment date. The request to terminate will be processed as promptly as possible.

All dividends subsequent to termination of participation will be paid to the participant in cash unless the participant re-enrolls in the Plan, which may be done at any time.

Safekeeping

26. Will the Agent accept a participant’s underlying certificates for safekeeping?

Yes. Participants in the Plan who wish to do so may deposit common stock certificates registered in their names with the Agent for safekeeping. This custodial service relieves a participant of the responsibility for loss, theft or destruction of the certificates. The shares represented by the deposited certificates will be transferred into the name of the Agent or its nominee and the Agent will credit the shares to the participant’s Plan account. Dividends paid on all shares held for safekeeping by the Agent will be reinvested according to the participant’s dividend reinvestment election.

Participants who wish to deposit certificates should send their certificates (which should not be endorsed) to the Agent at the address set forth in Question 3, along with a written request that the certificates be deposited by the Agent for safekeeping under the Plan. Because the participant bears the risk of loss in sending certificates to the Agent, it is recommended that the certificates be sent by registered mail, return receipt requested and properly insured.

Sale or Transfer of Shares

27. What happens when a participant sells or transfers all of the shares registered in the participant’s name?

If a participant disposes of all shares registered in the participant’s name, the Agent will continue to reinvest the dividends on shares credited to the participant’s account under the Plan, subject to the participant’s right to terminate participation in the Plan at any time. The Agent reserves the right to terminate participation in the Plan if a participant does not have at least one whole share in the Plan.

28. How can a participant sell shares?

You can sell your Plan shares at any time by submitting a request to sell either online, by telephone or through the mail (see Contact Information in Question 3). A check will be issued for your sale proceeds, unless you elect to receive the funds by direct deposit into your bank account.

You may instruct the Agent to sell shares under the Plan through a Batch Order, Market Order, Day Limit Order, Good-‘Til Date/Canceled Limit Order, or Stop Order.

Batch Order (online, telephone, mail)—Requests to sell shares are aggregated and the total of all shares are sold on the open market. Batch Order sale requests will be completed by the Agent within five business days. The price per share sold will not be known until the sales are completed and will always be the weighted-average price for all shares sold for the Plan on the trade date.

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Market Order (online or telephone)—During market hours, sale requests will be promptly submitted by the Agent to a broker. The sale will be at the prevailing market price when the trade is executed. Once entered, a Market Order request cannot be canceled. Sale requests submitted near the close of the market may be executed on the next trading day, along with other requests received after market close.

Day Limit Order (online or telephone)—Sale requests for a Day Limit Order will be promptly submitted by the Agent to a broker. The sale will be executed when and if the stock reaches, or exceeds the specified price on the day the order was placed. The request will be automatically canceled if the price is not met by the end of the trading day.

Good-‘Til-Date/Canceled (GTD/GTC) Limit Order (online or telephone)—Requests to sell shares with a GTD and GTC Limit Order will be promptly submitted by the Agent to a broker. The sale will be executed when and if the stock reaches, or exceeds, the specified price at any time while the order remains open (up to the date requested or 90 days for GTC). The request is automatically canceled if the price is not met by the end of the order period.

Stop Order (online or telephone)—Requests to sell shares will be promptly submitted by the Agent to a broker for a Stop Order. The sale will be executed when the stock reaches a specified price, at which time the order becomes a Market Order and the sale will be at the prevailing market price when the trade is executed. The price specified in the order must be below the current market price (generally used to limit a market loss).

29. If Honeywell has a rights offering, how will the rights on the Plan shares be handled?

If a participant is entitled to participate in a rights offering relating to the common stock, the entitlement will be based upon the participant’s total holdings. However, any rights certificates will be issued for the number of whole shares only.

30. What happens if Honeywell issues a dividend payable in stock or declares a stock split?

Any dividend payable in common stock or split shares distributed by Honeywell on shares credited to the account of a participant under the Plan or on shares registered in the name of the participant will be credited to the participant’s account under the Plan.

31. How will a participant’s shares held by the Agent be voted at shareowners’ meetings?

Shares held by the Agent for a participant will be voted as the participant directs.

A Notice of Internet Availability of Proxy Materials or a proxy card will be sent to each participant in connection with any annual or special meeting of shareowners, as in the case of shareowners not participating in the Plan. The proxy will apply to all shares registered in the participant’s own name, if any, as well as to all shares credited to the participant’s account under the Plan.

As in the case of non-participating shareowners, if no instructions are indicated on a properly signed and returned proxy card and a participant does not vote by phone or internet, all of the participant’s shares—those registered in the participant’s name, if any, and those credited to the participant’s account under the Plan—will be voted in accordance with the recommendations of Honeywell’s management, unless the rules of the stock exchange do not allow such vote. If the proxy card is not returned or is returned unsigned and the participant does not vote by phone or internet, the participant’s shares may be voted only if the participant or a duly appointed representative votes in person at the meeting.

32. What are the responsibilities of Honeywell and the Agent under the Plan?

Honeywell and the Agent will not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such participant’s death or with respect to the prices at which shares are purchased or sold for the participant’s account, the times when such purchases or sales are made, or with respect to any fluctuation in market value of the common stock.

The participant should recognize that neither the Agent nor Honeywell can assure the participant of a profit or protect the participant against a loss on shares purchased under the Plan.

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33. May the Plan be changed or discontinued?

Notwithstanding any other provision of the Plan, the Board of Directors of Honeywell or any designee thereof (which designee need not be a director of Honeywell) reserves the right to amend, suspend, modify or terminate the Plan at any time, including the period between a record date and a dividend payment date. To the extent and in the manner the Board or such designee deems appropriate, notice of any such amendment, suspension, modification or termination will be sent to all participants.

34. Under what circumstances will shares be purchased on the open market and what effect would such purchases have on participants?

Shares of common stock purchased from Honeywell under the Plan may either be authorized but unissued shares or shares reacquired by Honeywell and held in its treasury. If the Agent would be unable to purchase sufficient shares (whether authorized but unissued shares or treasury shares) from Honeywell to satisfy the requirements of the Plan for an investment date, the Agent will purchase the required shares in excess of those purchased from Honeywell for that investment date on the open market. Open market purchases will be made as soon as possible after the applicable investment date, but not more than 30 days after such date.

The purchase price of shares purchased from Honeywell will be computed as set forth in Question 9. The purchase price of shares purchased on the open market will be the negotiated price for such shares or, in the case of multiple open market purchases, the purchase price will be the average of the negotiated prices for such open market purchases. If shares are purchased on the open market, Honeywell will pay any brokerage commissions which would not have been paid by participants if all of the shares had been purchased from Honeywell under the Plan.

In the event of open market purchases, shares will not be allocated to participants’ accounts until the date on which the Agent has purchased sufficient shares from Honeywell and on the open market for all participants in the Plan. The purchase price to participants will be based on the weighted average of the purchase price of all shares purchased from Honeywell and the purchase price of all shares purchased on the open market with the funds available for that investment date.

In addition, the income tax consequences to participants will be based on the fair market value of the common stock on the date such shares are allocated to participants’ accounts, rather than on the investment date, and participants will realize taxable dividend income in an amount equal to their allocable share of brokerage commissions paid by Honeywell (see Question 17).

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35. What are the costs to persons who participate in the Plan?

Investment Summary and Fees

Summary
Minimum cash investments
Minimum one-time optional cash purchase	$25.00
Minimum recurring automatic investments	$25.00
Maximum cash investments
Maximum annual investment	$120,000.00
Dividend reinvestment options
Reinvest options	Full, Partial
Fees
Investment fees
Dividend reinvestment	Company Paid
Check investment	Company Paid
One-time automatic investment	Company Paid
Recurring automatic investment	Company Paid
Dividend purchase trading commission per share	Company Paid
Optional cash purchase trading commission per share	Company Paid
Sales fees
Batch Order	$15.00
Market Order	$25.00
Limit Order per transaction (Day/GTD/GTC)	$30.00
Stop Order	$30.00
Sale trading commission per share	$0.12
Direct deposit of sale proceeds	$5.00
Other fees
Certificate issuance	Company Paid
Certificate deposit	Company Paid
Returned check / Rejected automatic bank withdrawals	$35.00 per item
Prior year duplicate statements	$15.00 per year

Such fees are subject to change at any time.

Additional Information About the Plan

The Agent has advised us that sales are usually made through an affiliated broker, who will receive brokerage commissions in connection with such transactions. Commission and sales fees are set forth under Question 35 above.

Neither Honeywell nor the Plan will be liable for actions taken in good faith in administering the Plan, or for actions required by law, or for good faith omissions to act. This includes any claims for liability relating to the prices at which shares are purchased or sold for your account, the dates of purchases or sales, or any changes in the market value of the common stock.

Your account represents an investment in the common stock, which may increase or decrease in value. You are responsible for the investment decisions regarding your Plan investments. Neither Honeywell nor the Plan can provide investment advice.

You are responsible for costs that you incur in connection with Plan participation—for example, the cost of sending certificates or other materials to us, fees that your bank may charge you for automatic withdrawal, or fees for certificates and the fees noted above in Question 35.

This prospectus (including any supplements or revisions that may be distributed in the future) sets forth the terms of the Plan. Honeywell may change the terms of the Plan, including applicable fees, or terminate the Plan, at any time. We will mail you a supplemental or revised prospectus before any material changes in the Plan are effective. Honeywell and the Agent may change their administrative procedures without notice, if the changes do not change material terms of the Plan.

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DESCRIPTION OF COMMON STOCK

General

As of the date of this prospectus, we are authorized to issue up to 2,000,000,000 shares of common stock. As of September 30, 2015, we had approximately 958 million shares of common stock issued (including approximately 187 million shares held in treasury). In addition, we have reserved approximately 39.5 million shares of common stock for issuance under various employee or director incentive compensation and option plans (including shares subsequently released from reserve upon settlement under the various plans). Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., is the transfer agent and registrar for our common stock. Shares of common stock are listed on the New York Stock Exchange and the London Stock Exchange under the symbol “HON.”

The following summary is not complete. You should refer to the applicable provision of Honeywell’s charter and by-laws and to Delaware corporate law for a complete statement of the terms and rights of our common stock.

Dividends

Holders of common stock are entitled to receive dividends when, as and if declared by the board of directors of Honeywell, out of funds legally available for their payment, subject to the rights of holders of any preferred stock outstanding.

Voting Rights

Each holder of common stock is entitled to one vote per share. Subject to any rights of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designations creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Rights Upon Liquidation

In the event of Honeywell’s voluntary or involuntary liquidation, dissolution or winding up, the holders of common stock will be entitled to share equally in any of Honeywell’s assets available for distribution after the payment in full of all debts and distributions and after the holders of any series of outstanding preferred stock have received their liquidation preferences in full.

Other Rights

Holders of shares of common stock are not entitled to preemptive rights. Shares of common stock are not convertible into shares of any other class of capital stock. If we merge or consolidate with or into another company and as a result our common stock is converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of common stock will be entitled to receive the same kind and amount of consideration per share of common stock.

Possible Anti-Takeover Provisions

Honeywell’s charter and by-laws provide:

•

that the board of directors may establish the number of seats on the board, subject to the right of preferred stockholders to elect directors in certain circumstances and shareowners’ rights to set the number of seats upon the vote of holders of a majority of the outstanding shares of common stock;

•	that vacancies on the board of directors other than at the annual meeting are filled by a vote of the remaining directors;

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•

that special meetings of shareowners generally may be called by the chief executive officer, by a majority of the authorized number of directors, or by the holders of not less than twenty percent of the outstanding shares of Honeywell common stock (excluding derivatives);

•	that action may be taken by shareowners only at annual or special meetings and not by written consent;

•	that advance notice must be given to Honeywell for a shareowner to nominate directors for election at a shareowner meeting; and

•

that the board of directors may in limited circumstances, without stockholder approval, adopt a plan to provide for the distribution to stockholders of preferred stock or certain other securities upon the occurrence of certain triggering events (but any such plan adopted without stockholder approval must expire within one year of adoption unless ratified by the stockholders).

Any of these provisions could delay, deter or prevent a tender offer for or attempted takeover of Honeywell.

Our charter permits us to issue up to 40,000,000 shares of preferred stock with terms that may be set by the board of directors of Honeywell or a committee of our board of directors. That preferred stock could have terms that could delay, deter or prevent a tender offer or takeover attempt of Honeywell.

Under Delaware law, an acquirer of 15% or more of our shares of common stock must wait three years before a business combination with us unless one of the following exceptions is available:

•	approval by our board of directors prior to the time the acquirer became a 15% shareowner of Honeywell;

•	acquisition of at least 85% of our voting stock in the transaction in which the acquirer became a 15% shareowner of Honeywell; or

•	approval of the business combination by our board of directors and two-thirds of our disinterested shareowners.

Honeywell’s by-laws provide that, unless Honeywell consents in writing to the selection of an alternative forum, a state or federal court located within the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Honeywell, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Honeywell to Honeywell or Honeywell’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine. Honeywell’s by-laws also provide that any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Honeywell will be deemed to have notice of and consented to the exclusive forum provisions described above.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

Certain legal matters will be passed upon for Honeywell by Alison Zoellner, Assistant General Counsel, Securities and Corporate Finance, of Honeywell.

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WHERE YOU CAN FIND MORE INFORMATION ABOUT HONEYWELL

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s Web site at http://www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of any document we file at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Information about us, including our SEC filings, is also available on our Web site at http://www.honeywell.com. The information on or linked to/from our Web site is not part of, and is not incorporated by reference into, this prospectus. Reference to our Web site is made as an inactive textual reference. You may also inspect reports, proxy statements and other information about Honeywell at the office of the New York Stock Exchange, 20 Broad Street, New York, NY 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents filed with the SEC after the date of this prospectus will automatically update and supersede information contained herein or on file with the SEC as of the date of this prospectus. We incorporate by reference:

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 13, 2015;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015; and

•	Our Current Reports on Form 8-K filed with the SEC on April 27, 2015, July 10, 2015 and October 1, 2015 (both).

We also incorporate by reference additional documents that we may file with the SEC after the date of this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended. These documents include periodic reports, which may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC through the SEC’s Web site at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus free of charge by requesting them in writing or by telephone from us at the following address and telephone number: Honeywell International Inc., 115 Tabor Road, Morris Plains, New Jersey 07950, Attention: Vice President and Secretary, Telephone No.: (973) 455-2000.

15

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties that can affect our performance in both the near- and long-term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Risk Factors” and the description of trends and other factors in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Annual Report on Form 10-K for the year ended December 31, 2014 and in Management’s Discussion and Analysis of Financial Condition and Results of Operations set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which are incorporated herein by reference, and in our other filings with the SEC.

16

INDEMNIFICATION UNDER THE SECURITIES ACT

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Under Article ELEVENTH of Honeywell’s Amended and Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by the DGCL.

Under the DGCL, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys’ fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such a person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

In addition, Honeywell maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Honeywell pursuant to our Amended and Restated Certificate of Incorporation, Delaware law, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

17

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

	Amount*
SEC registration fee	$0	**
Legal fees and expenses	$100,000
Accounting fees and expenses	$15,000
Printing fees	$15,500
Rating agency fees	$90,000
Trustee’s fees and expenses	$5,000
Miscellaneous	$5,000

Total	$230,500

*

All amounts of fees and expenses to be incurred in connection with the registration of the securities pursuant to this registration statement are estimated. The actual amounts of fees and expenses will be determined from time to time. As the amount of the securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuance cannot be determined or estimated at this time. These expenses do not include recurring annual expenses.

**

Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, or previously paid in connection with securities carried over from an earlier registration statement pursuant to Rule 415(a)(6).

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation—a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, shareowner vote, agreement, or otherwise.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duly of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.

Under Article ELEVENTH of Honeywell’s Amended and Restated Certificate of Incorporation, each person who is or was a director or officer of Honeywell, and each director or officer of Honeywell who serves or served any other enterprise or organization at the request of Honeywell, shall be indemnified by Honeywell to the full extent permitted by the DGCL.

Under the DGCL, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of Honeywell, or serves or served any other enterprise or organization at the request of Honeywell, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (i) expenses (including attorneys’ fees) and (ii) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell, and with respect to any criminal action, had no reasonable cause to believe such person’s conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of Honeywell, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of Honeywell except that if such a person is adjudged to be liable in such suit to Honeywell, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

In addition, Honeywell maintains directors’ and officers’ reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

The underwriters or agents on whose behalf the agreements listed as Exhibits 1.1 and 1.2 to this registration statement will be executed will agree in those agreements to indemnify directors and officers of the Company, and persons controlling the Company, within the meaning of the Securities Act, against certain liabilities that might arise out of or are based upon certain information furnished to us by any such underwriter or agent.

Item 16. Exhibits

Exhibit No.
1.1	Form of Underwriting Agreement.
1.2*	Underwriting Agreement for issuance of preferred stock or common stock.
4.1

Indenture dated as of March 1, 2007, relating to debt securities between Honeywell and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Honeywell’s Registration Statement on Form S-3 (File No. 333-141013), filed March 1, 2007).

4.2	Form of certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.2 of Honeywell’s Registration Statement on Form S-3 (File No. 333-186695), filed February 15, 2013).
5.1	Opinion of Alison Zoellner, Assistant General Counsel, Securities and Corporate Finance, of Honeywell, with respect to the legality of the securities being registered hereby.
12

Statement of Computation of Honeywell’s ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to Honeywell’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 13, 2015 and Exhibit 12 to Honeywell’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed on October 16, 2015).

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Alison Zoellner, Assistant General Counsel, Securities and Corporate Finance, of Honeywell (contained in the opinion filed as Exhibit 5.1 to this registration statement).
24	Powers of Attorney (incorporated by reference to Exhibit 24 to Honeywell’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 13, 2015).
25.1	Form T-1 Statement of Eligibility and Qualification of Deutsche Bank Trust Company Americas with respect to the Indenture.

*	To be filed by amendment or on a Current Report on Form 8-K.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Morris Plains, State of New Jersey, on December 11, 2015.

HONEYWELL INTERNATIONAL INC.

/s/ ADAM M. MATTEO Name: Adam M. Matteo Title: Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

* David M. Cote	Chairman of the Board, Chief Executive Officer and Director	December 11, 2015

/s/ THOMAS A. SZLOSEK Thomas A. Szlosek	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	December 11, 2015

/s/ ADAM M. MATTEO Adam M. Matteo	Vice President and Controller (Principal Accounting Officer)	December 11, 2015

* William S. Ayer	Director	December 11, 2015

* Gordon M. Bethune	Director	December 11, 2015

* Kevin Burke	Director	December 11, 2015

* D. Scott Davis	Director	December 11, 2015

* Linnet F. Deily	Director	December 11, 2015

* Judd Gregg	Director	December 11, 2015

* Clive R. Hollick	Director	December 11, 2015

* Grace D. Lieblein	Director	December 11, 2015

* Jaime Chico Pardo	Director	December 11, 2015

* George Paz	Director	December 11, 2015

NAME		TITLE	DATE

* Bradley T. Sheares, Ph.D.		Director	December 11, 2015

* Robin L. Washington		Director	December 11, 2015

*By:	/s/ JEFFREY N. NEUMAN Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.
1.1	Form of Underwriting Agreement.
1.2*	Underwriting Agreement for issuance of preferred stock or common stock.
4.1

Indenture dated as of March 1, 2007, relating to debt securities between Honeywell and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Honeywell’s Registration Statement on Form S-3 (File No. 333-141013), filed March 1, 2007).

4.2	Form of certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.2 of Honeywell’s Registration Statement on Form S-3 (File No. 333-186695), filed February 15, 2013).
5.1	Opinion of Alison Zoellner, Assistant General Counsel, Securities and Corporate Finance, of Honeywell, with respect to the legality of the securities being registered hereby.
12

Statement of Computation of Honeywell’s ratio of earnings to fixed charges (incorporated by reference to Exhibit 12 to Honeywell’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 13, 2015 and Exhibit 12 to Honeywell’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed on October 16, 2015).

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Alison Zoellner, Assistant General Counsel, Securities and Corporate Finance, of Honeywell (contained in the opinion filed as Exhibit 5.1 to this registration statement).
24	Powers of Attorney (incorporated by reference to Exhibit 24 to Honeywell’s Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 13, 2015).
25.1	Form T-1 Statement of Eligibility and Qualification of Deutsche Bank Trust Company Americas with respect to the Indenture.

*	To be filed by amendment or on a Current Report on Form 8-K.